Exhibit 99.1

Team Financial, Inc.

NEWS

FOR IMMEDIATE RELEASE	For More Information Contact:
Michael L. Gibson
President of Investments/CFO
Team Financial, Inc.
(913) 294-9667
mike.gibson@teamfinancialinc.com
http://www.teamfinancialinc.com

Team Financial, Inc. Announces Quarterly Results

PAOLA, Kansas, May 5, 2005 – Team Financial, Inc. (the Company, Nasdaq: TFIN) today announced net income of $996,000, or $.25 basic and $.24 diluted income per share, for the three months ended March 31, 2005, an increase of 20.3%, compared to $828,000 or $.20 basic and diluted income per share, for the three months ended March 31, 2004.

This increase in net income was due to an increase in net interest income after provision for loan losses of approximately $463,000, or 10.5%, offset by a decrease of approximately $125,000 of non-interest income from continuing operations, primarily due to a decrease in gain of sales of mortgage loans, and an increase in income tax expense from continuing operations of $139,000.  The increase in net income was also offset by a decrease in net income from discontinued operations of $50,000 as we sold our insurance subsidiary effective December 31, 2004.

Loans receivable increased approximately $9,940,000, or 2.6%, to $388,711,000 at March 31, 2005 compared to December 31, 2004.   This was primarily a result of an increase in construction and land development loans.

The provision for loan losses decreased $105,000 to $145,000 for the three months ended March 31, 2005 compared to $250,000 for the three months ended March 31, 2004.  The decrease in the provision for loan losses was due to an increase in asset quality.  The allowance as a percentage of loans receivable was 1.29% at March 31, 2005 and December 31, 2004 and non-performing loans were 0.9% of loans receivable at March 31, 2005 and 0.7% of loans receivable at December 31, 2004.

“We are pleased to report the positive results that increasing our loan portfolio has had on net income.  The increased volume of loan receivables in the first quarter of 2005 compared to the same period in 2004 coupled with an increase in the average yield of the loan receivables resulted in an increase of $661,000, or 11.9%, of interest revenue,” said Robert J. Weatherbie, Chairman and Chief Executive Officer of Team Financial, Inc.

Team Financial, Inc. is a financial services company with $652,000,000 in total assets.  It operates in the Kansas City metropolitan area, southeastern Kansas, western Missouri, the Omaha, Nebraska metropolitan area, and in the Colorado Springs, Colorado metropolitan area.  The Company offers a full range of consumer and corporate banking services, including small business loans, mortgage loans, trust services, and investment and brokerage services.  For additional information on Team Financial, Inc., visit its Web site at http://www.teamfinancialinc.com or call 913-294-9667.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

Team Financial, Inc. And Subsidiaries
Unaudited Consolidated Statements of Financial Condition
(Dollars in Thousands)

	March 31, 2005	December 31, 2004

Assets
Cash and due from banks	$12,379	$13,718
Interest bearing bank deposits	4,748	21,023
Cash and cash equivalents	17,127	34,741

Investment securities:
Available for sale, at fair value (amortized cost of $197,384 and $190,369 at March 31, 2005 and December 31, 2004 respectively)	196,204	191,842
Total investment securities	196,204	191,842

Loans receivable, net of unearned fees	388,711	378,771
Allowance for loan losses	(5,028)	(4,898)
Net loans receivable	383,683	373,873

Accrued interest receivable	4,031	3,819
Premises and equipment, net	15,072	15,317
Assets acquired through foreclosure	688	408
Goodwill	10,700	10,700
Intangible assets, net of accumulated amortization	3,659	3,811
Bank owned life insurance	18,638	18,460
Other assets	2,670	2,830
Assets of discontinued operations	—	8,282

Total assets	$652,472	$664,083

Liabilities and Stockholders’ Equity
Deposits:
Checking deposits	$165,826	$183,650
Savings deposits	34,213	32,749
Money market deposits	50,635	49,931
Certificates of deposit	210,192	201,620
Total deposits	460,866	467,950
Federal funds purchased and securities sold under agreements to repurchase	6,826	5,669
Federal Home Loan Bank advances	111,905	111,915
Notes payable and other borrowings	1,601	3,544
Subordinated debentures	16,005	16,005
Accrued expenses and other liabilities	3,445	4,864
Liabilities of discontinued operations	—	1,282

Total liabilities	600,648	611,229

Stockholder’s Equity:
Preferred stock, no par value, 10,000,000 shares authorized, no shares issued	—	—
Common stock, no par value, 50,000,000 shares authorized; 4,499,470 and 4,496753 shares issued; 4,039,095 and 4,034,178 shares outstanding at March 31, 2005 and December 31, 2004, respectively	27,880	27,849
Additional-paid-in-capital	296	306
Retained earnings	28,938	28,264
Treasury stock 460,375 and 462,575 shares of common stock at cost at March 31, 2005, and December 31, 2004, respectively	(4,512)	(4,537)
Accumulated other comprehensive income (loss)	(778)	972

Total stockholders’ equity	51,824	52,854

Total liabilities and stockholders’ equity	$652,472	$664,083

Team Financial, Inc. And Subsidiaries
Unaudited Consolidated Statements of Operations
(Dollars In Thousands, Except Per Share Data)

	Three Months Ended March 31
	2005	2004
Interest Income:
Interest and fees on loans	$6,230	$5,569
Taxable investment securities	1,810	1,902
Nontaxable investment securities	290	298
Other	76	37

Total interest income	8,406	7,806

Interest Expense:
Deposits
Checking deposits	226	126
Savings deposits	52	56
Money market deposits	140	121
Certificates of deposit	1,347	1,160
Federal funds purchased and securities sold under agreements to repurchase	23	12
FHLB advances payable	1,164	1,238
Notes payable and other borrowings	32	29
Subordinated debentures	388	388

Total interest expense	3,372	3,130

Net interest income before provision for loan losses	5,034	4,676

Provision for loan losses	145	250

Net interest income after provision for losses	4,889	4,426

Non-Interest Income:
Service charges	904	830
Trust fees	187	151
Gain on sales of mortgage loans	215	343
Gain on sales of investment securities	—	6
Bank owned life insurance income	208	215
Other	321	415

Total non-interest incomes	1,835	1,960

Non-Interest Expenses:
Salaries and employee benefits	2,617	2,672
Occupancy and equipment	672	663
Data processing	689	612
Professional fees	335	279
Marketing	61	60
Supplies	79	89
Intangible asset amortization	156	208
Other	822	867

Total non-interest expenses	5,431	5,450

Net income from continuing operations before income taxes	1,293	936

Income tax expense	297	158

Net income from continuing operations	996	778
Net income from discontinued operations, net of tax	—	50
Net income	$996	$828

Basic income per share from continuing operations	$0.25	$0.19
Diluted income per share from continuing operations	$0.24	$0.19
Basic income per share from discontinued operations	$—	$0.01
Diluted income per share from discontinued operations	$—	$0.01
Basic income per share	$0.25	$0.20
Diluted income per share	$0.24	$0.20

Shares applicable to basic income per share	4,036,945	4,103,527
Shares applicable to diluted income per share	4,091,956	4,153,923

Team Financial, Inc. And Subsidiaries
Unaudited Selected Ratios and Other Data

	As of and For Three Months Ended March 31
Selected Data	2005	2004

Performance Ratios

Return On Average Assets	0.61%	0.51%

Return On Average Equity	7.66%	6.24%

Average Equity To Average Assets	8.00%	8.19%

Net Interest Margin On Average Earning Assets During The Period from Continuing Operations (Tax Equivalent)	3.59%	3.43%

Efficiency Ratio from Continuing Operations	79.07%	82.13%

Book Value Per Share	$12.83	$13.20

Tangible Book Value Per Share from Continuing Operations	$9.40	$9.33

Asset Quality Ratios

Non-Performing Loans As A Percent Of Total Loans	0.94%	2.02%

Non-Performing Assets As A Percent Of Total Assets	0.67%	1.23%

Allowance For Loan Losses As A Percent Of Total Loans	1.29%	1.31%

Allowance For Loan Losses As A Percent Of Non-Performing Loans	137.41%	64.91%